UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Xponential Fitness, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE & PROXY STATEMENT

2023 Annual Meeting of Stockholders
May 10, 2023
10:00 a.m. (Pacific Time)

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
March 31, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Xponential Fitness, Inc., which will be held on Wednesday, May 10, 2023, solely by means of remote communication in virtual-only format, commencing at 10:00 a.m. Pacific Time. You will not be able to attend the Annual Meeting in person. The Annual Meeting will be held virtually.
The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section titled “Who can attend the Annual Meeting?” on page 3 of the Proxy Statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting, it is important that your shares and votes are represented. Therefore, I urge you to promptly vote. Instructions for how to vote are contained on the enclosed proxy card. You can submit your vote by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you decide to attend the Annual Meeting, you will be able to vote at the Annual Meeting even if you have previously submitted your proxy card.
Thank you for your support.
Sincerely,

Anthony Geisler
Founder, Director and Chief Executive Officer

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
Notice of Annual Meeting of Stockholders To Be Held Wednesday, May 10, 2023
The Annual Meeting of Stockholders (the “Annual Meeting”) of Xponential Fitness, Inc., a Delaware corporation (the “Company”), will be held at 10:00 a.m., Pacific Time, on Wednesday, May 10, 2023. The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/XPOF2023 and entering your 16-digit control number included on your proxy card that is enclosed with your proxy materials. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholders access and participation. You will be able to submit written questions at the meeting and vote online. The Annual Meeting will be held for the following purposes:
•	To elect two Class II Directors to serve until the 2026 annual meeting of stockholders, or until their successors shall have been duly elected and qualified;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on March 16, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, or at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors

Anthony Geisler
Founder, Director and Chief Executive Officer
Irvine, California
March 31, 2023

i

XPONENTIAL FITNESS, INC.
17877 Von Karman Ave., Suite 100
Irvine, CA 92614
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Xponential Fitness, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, May 10, 2023 (the “Annual Meeting”), at 10:00 a.m. Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting.
The Annual Meeting will be held virtually. You will be able to attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/XPOF2023 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. This website will contain instructions on how to participate in the Annual Meeting in advance of the meeting. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. You will be able to vote your shares electronically, and submit your written questions prior to and during the meeting through the online website. You will not be able to attend the Annual Meeting in person.
Holders of record of shares of our Class A common stock, par value $0.0001 per share, Class B common stock, par value $0.0001 per share, and Series A preferred stock, par value $0.0001 per share, as of the close of business on March 16, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and at any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 32,854,050 issued and outstanding shares of Class A common stock, 16,735,854 issued and outstanding shares of Class B common stock, and 3,928,611 shares of Class A common stock issuable upon the conversion of shares of Series A preferred stock and entitled to vote at the Annual Meeting. Each share of Class A and Class B common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. Each holder of Series A preferred stock is entitled to the whole number of votes equal to the number of whole shares of Class A common stock into which such holder’s Series A preferred stock would be convertible and shall vote with holders of our Class A common stock as a single class.
The Company will begin mailing, or otherwise make available to stockholders, the Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Materials (as defined below) and how to vote and the Company’s Annual Report to Stockholders for the year ended December 31, 2022 (the “2022 Annual Report”) on or about March 31, 2023.
In this proxy statement, “Company”, “we”, “us”, and “our” refer to Xponential Fitness, Inc.
Proposals
At the Annual Meeting, our stockholders will be asked:
•	To elect two Class II Directors to serve until the 2026 annual meeting of stockholders, or until their successors shall have been duly elected and qualified;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Chelsea A. Grayson and Jair Clarke as Class II Directors; and
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Electronic Availability of Proxy Statement and Annual Report
To reduce the environmental impact of our Annual Meeting, we are making this Proxy Statement and the 2023 Annual Report (the “Proxy Materials”) available to stockholders electronically via the Internet at www.proxyvote.com. On or about March 31, 2023, the Company will begin mailing, or otherwise make available to stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Materials and how to vote, and the 2022 Annual Report.
If you would prefer to receive a paper copy of the Proxy Materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials or as provided below. If you have previously elected to receive the Proxy Materials electronically, you will continue to receive an e-mail notification with instructions to access the materials via the Internet unless you elect otherwise.
You may request a copy of the Proxy Materials, at no charge to you, using one of the methods below. To facilitate timely delivery, requests must be received by April 24, 2023.
•	Internet: www.proxyvote.com
•	Telephone: 1-800-579-1639
•	Email: sendmaterial@proxyvote.com (if using email, please include your control number in the subject line)
With your consent, we will no longer send you paper copies of any proxy materials, including the Notice of Internet Availability of Proxy Materials, beginning next year. Instead, we will send you an email notification that the Proxy Materials have been filed with the Securities and Exchange Commission (the “SEC”) and are available for you to view, including a link to the website where you can view the materials. We will also provide you with a link to allow you to vote online. To sign up for electronic receipt of Proxy Materials, follow these directions:
•	www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 16, 2023, which was approved by our Board of Directors. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Annual Meeting. Each holder of Series A preferred stock is entitled to the whole number of votes equal to the number of whole shares of Class A common stock into which such holder’s Series A preferred stock would be convertible and shall vote with holders of our Class A common stock and Class B common stock as a single class. At the close of business on the Record Date, there were 32,854,050 shares of Class A common stock, 16,735,854 shares of Class B common stock, and 3,928,611 shares of Class A common stock issuable upon the conversion of shares of Series A preferred stock and entitled to vote at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
The Company has decided to hold the Annual Meeting online this year. You may attend and participate in the Annual Meeting online by visiting the following website: www.virtualshareholdermeeting.com/XPOF2023. To attend and participate in the Annual Meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You will be able to vote your shares electronically, and submit your written questions prior to and during the meeting through the online website.
We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:50 a.m., Pacific Time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.
What does it mean if I receive more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•	Virtual Annual Meeting—You will need the 16-digit control number included in your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Pacific Time, on May 9, 2023. To participate in the Annual Meeting online, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy ahead of time, you may still decide to attend the Annual Meeting and vote your shares at the meeting.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Secretary of the Company prior to or at the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 1 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Class II Directors	The affirmative vote of the holders of a plurality of the votes cast	Votes withheld and broker non-votes will have no effect on the election of directors
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon	Abstentions will have the same effect as a vote “against” the proposal. This proposal will not have broker non-votes

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors or ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as a vote against the proposal to approve the ratification of the appointment of Deloitte & Touche LLP.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. To vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find a list of stockholders?
A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Andrew Hagopian, Chief Legal Officer, at investor@xponential.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Annual Meeting and may be accessed by stockholders upon proper request and authentication.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSAL 1: ELECTION OF DIRECTORS
We currently have five (5) directors on our Board of Directors. At the Annual Meeting, two (2) nominees for Class II Directors, Ms. Chelsea A. Grayson and Mr. Jair Clarke, are to be elected to hold office until the Annual Meeting of Stockholders to be held 2026 or until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.
The proposal regarding the election of director requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2025 Annual Meeting of Stockholders; Class II, whose term will expire at the Annual Meeting of Stockholders and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2024 Annual Meeting of Stockholders.
The current Class I Director is Brenda Morris; the current Class II Directors are Chelsea A. Grayson and Jair Clarke; and the current Class III Directors are Mark Grabowski and Anthony Geisler.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as Class II Directors of the persons whose names and biographies appear below. In the event that Ms. Grayson and Mr. Clarke should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that Ms. Grayson and Mr. Clarke will be unable to serve if elected. Ms. Grayson and Mr. Clarke have consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of the below Class II Director nominees.

Nominees For Class II Directors (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are also the nominees for election to the Board of Directors as a Class II Directors are as follows:
Name	Age	Served as a Director Since	Position
Chelsea A. Grayson	51	2021	Director
Jair Clarke	41	2022	Director
The principal occupations and business experience of the Class II Director nominees for election at the 2023 Annual Meeting are as follows:
Chelsea A. Grayson has served on our board of directors since October 2021. An experienced public company CEO and board member, Ms. Grayson has over 20 years of experience in business, corporate finance, governance, M&A and law. Ms. Grayson is an Executive-in-Residence at Wunderkind (formerly BounceX), a leading marketing technologies provider; the interim CEO and a member of the Board of Directors of Spark Networks SE (NYSE: LOV); and a member of the Board of Directors of Goodness Growth Holdings (CSE: GNDS), where she also chairs the Nominating & Corporate Governance Committee and sits on the Audit Committee. She is also a member of the UCLA Board of Visitors for the English Department and a Board Leadership Fellow and Corporate Governance Fellow with the National Association of Corporate Directors (NACD). Previously, she was the Chief Executive Officer and a board member of True Religion, Inc. (where she chaired the Audit Committee); the Chief Executive Officer and a board member of American Apparel Inc; a member of the Board of Directors of iHerb, where she was the lead independent director and chaired the Nomination & Corporate Governance Committee; and the Chairperson of the Board of Directors of Lapmaster Group Holdings. Ms. Grayson also previously sat on the Boards of Directors of Sugarfina and Delta Dental. Before joining American Apparel, Ms. Grayson was a partner in the Mergers & Acquisitions practice group of law firm Jones Day. Ms. Grayson received a J.D. from Loyola Law School and a BA from the University of California, Los Angeles. We believe Ms. Grayson is qualified to serve on our board of directors based on her extensive experience in business, corporate finance and executive management and as a member of the board of directors of various companies in the consumer products and technology industries.
Jair Clarke has served on our board of directors since July 2022. Mr. Clarke has over 15 years of experience in technology, business and operations roles concentrated in product management, digital transformation, digital marketing, cybersecurity, data science, emerging technology, business architecture, customer experiences and worldwide innovation. Mr. Clarke is currently the Global Chief Technology Officer of Commercial Systems at Microsoft Corporation, joining the company in August 2020. Prior to Microsoft Corporation, from 2014 to 2020, Mr. Clarke served in a variety of technology and business executive positions at the Walt Disney Company. From 2007 to 2014, Mr. Clarke was an IT & Business Development Executive at IBM. From 2005 to 2007, Mr. Clarke consistently expanded his technology responsibilities at Lockheed Martin. Mr. Clarke holds a B.B.A. degree in computer information systems from the University of Miami. We believe Mr. Clarke is qualified to serve on our board of directors based on his extensive experience in the technology industry.
Continuing members of the Board of Directors:
The current members of the Board of Directors who are Class III Directors (terms to expire at the 2024 annual meeting) and a Class I Director (terms to expire at the 2025 annual meeting) are as follows:
Name	Class	Age	Served as a Director Since	Position with the Company
Mark Grabowski	III	47	2017	Chairman of the Board
Anthony Geisler	III	46	2017	Founder, Director, and Chief Executive Officer
Brenda Morris	I	57	2019	Director
The principal occupations and business experience of each of Class III and Class I Directors are as follows:
Mark Grabowski
Mr. Grabowski has served as the Chairman of our board of directors since May 2017. Mr. Grabowski is a Managing Partner at Snapdragon Capital Partners, which he founded in 2018, where he focuses on health and wellness as a core vertical of investment. From August 2016 to June 2018, Mr. Grabowski was a partner at TPG

Growth, where he oversaw the platform’s consumer investments. From January 2007 to August 2016, Mr. Grabowski was a Managing Director at L Catterton, a middle market consumer-focused private equity firm. Mr. Grabowski has prior private equity experience at AEA Investors and American Capital Strategies. Mr. Grabowski holds an A.B. degree in Economics from Dartmouth College and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe Mr. Grabowski is qualified to serve on our board of directors because of his extensive business and investment expertise and his knowledge of our company and our industry.
Anthony Geisler
Mr. Geisler is our founder and has served as our Chief Executive Officer and on our board of directors since 2017. Mr. Geisler began his career in fitness with the purchase of LA Boxing in 2001. He franchised the brand and built it into the largest boxing, kickboxing, and mixed martial arts fitness franchise in the country. Mr. Geisler sold the business to UFC Gym in 2012. In 2015, Mr. Geisler purchased Club Pilates, which at the time had about 30 locations. Mr. Geisler served as CEO and led the company through robust growth, roughly quadrupling the number of open studio locations, before selling a stake of the company to private equity firm TPG Growth in May 2017. Later in 2017, Mr. Geisler created Xponential Fitness, with the vision of integrating leading boutique fitness brands across all fitness verticals on one platform. In addition to Club Pilates, he has brought 9 other brands onto the platform since, creating the largest boutique fitness franchise company in the world, with over 2,600 global locations. Mr. Geisler holds a B.A. from University of Southern California. We believe Mr. Geisler is qualified to serve on our board of directors because he is a fitness industry veteran with more than 18 years of experience and an accomplished entrepreneur. Furthermore, Mr. Geisler has accumulated extensive perspective, operational insight and expertise as our founder and Chief Executive Officer.
Brenda Morris
Ms. Morris has served on our board of directors since May 2019. Ms. Morris has over 36 years of experience in finance, accounting and operations roles concentrated in consumer products, food and beverage, retail and wholesale sectors. Ms. Morris is currently a Partner at CSuite Financial Partners, a financial executive services firm, which she joined in November 2015. Ms. Morris currently serves on the boards of directors of Boot Barn Holdings, Inc. and Asarasi Inc, a private sparkling tree water company. From 2016 to 2019, Ms. Morris served as Chief Financial Officer at Apex Parks Group, a privately held operating company of family entertainment centers, water parks and amusement parks. From 2015 to 2016, Ms. Morris served as Senior Vice President, Finance at Hot Topic, Inc., a specialty retailer. From 2013 to 2015, Ms. Morris served as Chief Financial Officer at 5.11 Tactical, a tactical gear and apparel wholesaler and retailer. Ms. Morris holds a B.A. from Pacific Lutheran University and an M.B.A. from Seattle University.

EXECUTIVE OFFICERS
The following table identifies our current executive officers as of March 16, 2023:
Name	Age	Position
Anthony Geisler(1)	46	Chief Executive Officer
Ryan Junk	46	Chief Operating Officer
Sarah Luna	36	President
John Meloun	45	Chief Financial Officer
Andrew Hagopian	42	Chief Legal Officer
(1)	See biography on page 8 of this proxy statement.
Ryan Junk has served as our Chief Operating Officer since May 2021, and prior to that, served as our Chief Strategy Officer and President for CycleBar since November 2017. From June 2017 to November 2017, Mr. Junk served as Divisional President for UFC Gym, a mixed martial arts fitness company, where he had previously also served as Vice President of Sales from December 2009 to June 2015. From July 2015 to June 2016, Mr. Junk also served as Executive Vice President for Capital Fitness Group LLC, a health and fitness club company; and Mr. Junk co-founded R.L.J Consulting Group, LLC, a fitness consulting firm, in June 2016. He started his career in fitness management at Fitness USA and 24 Hour Fitness. Mr. Junk studied Sports Medicine at Foothill College.
Sarah Luna has served as our President since January 2021, and, prior to that, held various roles at our brands since 2015, including President of Pure Barre from November 2018 to January 2021, and Senior Vice President of Operations and National Sales Director at Club Pilates from July 2015 to November 2018. From November 2014 to September 2016, Ms. Luna was a Jazzercise franchise owner, and served as a Pilates coordinator at Equinox. Ms. Luna also worked at Pilates by Sarah Luna, a Pilates concept she had founded. Ms. Luna holds a B.F.A. in Performance Dance and Biological Sciences from University of California, Irvine and an M.B.A. from Chapman University, The George L. Argyros School of Business and Economics, where she was recognized with Beta Gamma Sigma Honors.
John Meloun has served as our Chief Financial Officer since July 2018. From March 2015 to July 2018, Mr. Meloun served in executive roles at The Joint Corp, a national operator, manager and franchisor of chiropractic clinics, including as Chief Financial Officer from November 2016 to July 2018, and as Director of Financial Planning and Reporting. From January 2010 to March 2015, Mr. Meloun served as a Senior Director of Financial Planning and Analysis at the University of Phoenix, where he provided guidance to the Chief Financial Officer and Vice President. Earlier in his career, Mr. Meloun served as World Wide Financial Planning & Analysis Manager at Emerson Network Power, and, prior to that, Mr. Meloun held various roles at Motorola, most recently serving as Senior Marketing and Engineering Analyst. Mr. Meloun holds both a B.S. and an M.B.A. from Arizona State University.
Andrew Hagopian has served as our Chief Legal Officer since March 2023. Previously, Mr. Hagopian served in several general counsel or other legal executive roles at both publicly-traded and privately-held growth companies. Immediately prior to joining Xponential, Mr. Hagopian served as General Counsel of Newlight Technologies, inc., a biotechnology and manufacturing start-up. From 2021-2022, Mr. Hagopian was Chief Legal Officer of BetMGM, a leading privately held sports betting entertainment company partially owned by MGM resorts International. Prior to that, Mr. Hagopian held several in-house roles at MGM Resorts International, most recent of which was a four-year tenure as Chief Corporate Counsel. Mr. Hagopian started his career at Gibson, Dunn & Crutcher, serving as a corporate attorney from 2005 to 2011. Mr. Hagopian received B.S. degree from USC Marshall School of Business, and a J.D from Georgetown University Law Center.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Human Capital Management Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Governance Documents” of our investor relations page of our website located at investor.xponential.com, or by writing to c/o Secretary at our offices at 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614.
Board Composition
Our Board of Directors currently consists of five members: Mark Grabowski, Anthony Geisler, Brenda Morris, Chelsea A. Grayson and Jair Clarke. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation provides that the authorized number of directors may be fixed from time to time by the Board of Directors, except as otherwise provided for or fixed relating to the rights of the holders of any series of Preferred Stock to elect additional Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the total voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Brenda Morris, Chelsea A. Grayson, and Jair Clarke each qualify as “independent” in accordance with the listing requirements of The New York Stock Exchange (the “NYSE”). In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. Anthony Geisler and Mark Grabowski are not considered independent under applicable NYSE rules. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates to the Board, and the Board, in approving and recommending for election (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments.

In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; thecandidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and / or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In addition, the Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Board does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, issues of judgment, diversity, age, skills, background and experience, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials as set forth in our Amended and Restated Bylaws, to the Nominating and Corporate Governance Committee, c/o Secretary, Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by other sources.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Human Capital Management Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to c/o Secretary, Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA, 92614, which will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separated, with Mark Grabowski serving as Chairman of the Board and Anthony Geisler serving as Chief Executive Officer. Our Board has determined that separating the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it achieves the optimal governance model for us and for our stockholders. For these reasons, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that the Board of Directors may designate a director as the lead director to lead the meetings of the non-management, or independent, directors. Currently, Brenda Morris serves as our Lead Independent Director.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, senior management reviews the risks facing us with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures.
The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses risks arising from our compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on us. The Board does not believe that its role in the oversight of our risks affects the Board's leadership structure.
Executive Sessions of Non-Management Directors
As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis. If the non-management directors include directors who are not considered independent, the independent directors must also meet in executive session at least once a year. Our Lead Independent Director, Brenda Morris currently presides over executive sessions.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investor.xponential.com, in the “Governance” section under “Governance Documents.” In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our employees and directors from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities.
Attendance by Members of the Board of Directors at Meetings
There were five meetings of the Board of Directors during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our investor relations website at investor.xponential.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to attend all meetings of the Board and meetings of the committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting.

COMMITTEES OF THE BOARD
Our Board has established three standing committees — Audit, Human Capital Management, and Nominating and Corporate Governance — each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.
Name	Audit	Human Capital Management	Nominating and Corporate Governance
Brenda Morris	Chair	X	X
Mark Grabowski		Chair	Chair
Chelsea A. Grayson	X		X
Jair Clarke	X	X
Anthony Geisler
Audit Committee
The members of our Audit Committee are Brenda Morris, Chelsea A. Grayson and Jair Clarke. Ms. Morris is the chair of our Audit Committee. Ms. Morris, Ms. Grayson and Mr. Clarke meet the requirements for independence for audit committee members under the current NYSE listing standards and SEC rules and regulations. The composition of our Audit Committee satisfies the independence requirements of the NYSE and the SEC. Each member of our Audit Committee is financially literate. In addition, our board of directors has determined that Ms. Morris is qualified as an Audit Committee financial expert as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our board of directors. Our Audit Committee is directly responsible for, among other things:
•	selecting a firm to serve as the independent registered public accounting firm to audit our financial statements;
•	ensuring the independence and qualifications of the independent registered public accounting firm;
•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;
•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•	considering the adequacy of our internal controls and internal audit function;
•	reviewing material related party transactions or those that require disclosure; and
•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Human Capital Management Committee
The members of our Human Capital Management Committee are Mark Grabowski, Brenda Morris, and Jair Clarke. Mr. Grabowski is the chair of our Human Capital Management Committee. We currently rely on the exemptions afforded to controlled companies and related transition period under NYSE corporate governance rules, which exempt us from the requirement that we have a Human Capital Management Committee composed entirely of independent directors. We expect the Human Capital Management Committee to consist of only independent directors after the expiration of such transition period. Ms. Morris and Mr. Clarke meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Human Capital Management Committee is responsible for, among other things:
•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•	reviewing and recommending to our board of directors the compensation of our directors;
•	administering our stock and equity incentive plans;
•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and

•	reviewing our overall compensation philosophy.
Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Mark Grabowski, Brenda Morris, and Chelsea A. Grayson. Mr. Grabowski is the chair of our Nominating and Corporate Governance Committee. We currently rely on the exemptions afforded to controlled companies and related transition period under NYSE corporate governance rules, which exempt us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors. We expect the Nominating and Corporate Governance Committee to consist of only independent directors after the expiration of such transition period. Ms. Morris and Ms. Grayson meet the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying and recommending candidates for membership on our board of directors;
•	reviewing and recommending our corporate governance guidelines and policies;
•	reviewing proposed waivers of the code of conduct for directors and executive officers;
•	overseeing the process of evaluating the performance of our board of directors; and
•	assisting our board of directors on corporate governance matters.
Disclosure Committee
In addition to the standing committees of the Board, we maintain a Disclosure Committee consisting of our management members, including the Chief Financial Officer, President and Chief Legal Officer, and our Chief Financial Officer currently serves as the Chair of the Disclosure Committee. Our Disclosure Committee is responsible for, among other things:
•	designing and establishing controls and other procedures to ensure accurate and timely disclosures of the Company’s information;
•	monitoring the integrity and effectiveness of, and evaluating the effectiveness of, the Company’s disclosure controls;
•	reviewing and supervising the preparation of the Company’s SEC filings, press releases, stockholder communications, and investor presentations; and
•	such other responsibilities as the Board may assign from time to time.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information concerning the compensation paid to our principal executive officer and our two other most highly compensated executive officers (our “Named Executive Officers”) during our fiscal year ended December 31, 2022, 2021 and 2020.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2)(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Anthony Geisler Chief Executive Officer	2022	600,000	—	6,294,303	1,615	6,895,918
	2021	492,308	415,068	15,911,118	247,545	17,066,039
	2020	400,000	—	—	413,478	813,478
John Meloun Chief Financial Officer	2022	310,961	—	4,720,708	42,323	5,073,992
	2021	300,000	150,000	870,951	40,138	1,361,089
	2020	300,000	—	—	36,563	336,563
Sarah Luna President	2022	336,875	—	3,776,535	23,231	4,136,641
	2021	325,000	162,500	1,593,349	12,197	2,093,046
(1)	Reflects bonus earned for annual performance for each named executive officer.
(2)
Reflects the grant date value of stock-based awards granted during the applicable year as calculated using the Black-Scholes method in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. The underlying assumptions made in 2021 for this valuation are set forth in Note 13 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)
FY 21 amounts reflect the incremental fair value associated with the modification of the performance vesting of outstanding Reclassified Incentive Units (as defined below) in connection with the IPO determined in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. Assumptions made in the course of this valuation are set forth in Note 13 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. For Mr. Geisler, the incremental fair value was $14,632,211, for Mr. Meloun, the incremental fair value was $870,951 and for Ms. Luna, the incremental fair value was $92,116.

(4)
Reflects the aggregate grant date fair value of restricted stock units granted to each of our named executive officers determined in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718. The underlying assumptions made for this valuation are set forth in Note 13 to our consolidated financial statements for the year ended December 31, 2022, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(5)
Reflects the matching contributions to the 401(k) plan, and our payments to cover the employee portion of medical and dental insurance coverage for each executive officer. For Mr. Geisler, this amount also reflects consulting fees paid to Mr. Geisler by H&W Investco Management LLC for services rendered to us pursuant to the Consulting Agreement totaling $233,333 for 2021 and $400,000 for 2020. For Mr. Meloun, this amount also reflects reimbursement of travel fees totaling $25,000, $25,000 and $23,630 for 2022, 2021 and 2020, respectively.

Narrative Disclosure to Summary Compensation Table
Employment Agreements
We have entered into employment agreements with each of our Named Executive Officers (described in further detail below) which generally include the officer’s base compensation, annual bonus opportunity, entitlement to participate in our health and welfare benefit plans and certain restrictive covenants and severance entitlements on qualifying terminations of employment.
Anthony Geisler
In July 2021, we entered into an employment agreement with Mr. Geisler (the “Geisler Employment Agreement”). The term of the Geisler Employment Agreement runs for a year, after which the agreement will continue to renew annually for successive one-year periods, unless either party provides prior written notice of non-renewal. The Geisler Employment Agreement was renewed in July 2022.
Pursuant to the Geisler Employment Agreement, Mr. Geisler’s annual base salary was set at $600,000 and is subject to increase by our board of directors based on Mr. Geisler’s performance. Mr. Geisler is eligible to participate in our annual cash bonus program with an annual cash bonus opportunity of up to 120% of base salary (with a target of 100% of base salary), along with our defined contribution, health, insurance, retirement and other benefit plans as provided to our similarly situated executives.

In the event Mr. Geisler elects not to participate in our medical or dental plans, we will continue to pay for his current medical and dental plan (or any reasonable equivalent plan acceptable to Mr. Geisler) in lieu of participating in any such plans.
In addition, pursuant to the Geisler Employment Agreement and subject to entering into a customary grant agreement, Mr. Geisler (i) was entitled to receive during the third quarter of 2021, restricted stock units (“RSUs”) with an initial value of $833,333, vesting over two years and (ii) was entitled to receive during the first quarter of 2022, restricted stock units with an initial value of $3,000,000, vesting over three years (collectively, the “Geisler Equity Grant”). Receipt of the Geisler Equity Grant is subject to final Human Capital Management Committee approval and Mr. Geisler’s continued employment through the applicable grant date.
John Meloun
In June 2021, we entered into an employment agreement with Mr. Meloun (the “Meloun Employment Agreement”). The term of the Meloun Employment Agreement runs for a year, after which the agreement renews annually for successive one-year periods, unless either party provides prior written notice of non-renewal. The Meloun Employment Agreement was renewed in June 2022.
Pursuant to the Meloun Employment Agreement, Mr. Meloun’s annual base salary, set as $300,000, is subject to increase by our board of directors based on Mr. Meloun’s performance. Mr. Meloun is eligible to participate in our annual cash bonus program with an annual cash bonus opportunity of 50% of base salary, along with our defined contribution, health, insurance, retirement and other benefit plans as provided to our similarly situated executives. In the event Mr. Meloun elects not to participate in our medical or dental plans, we will continue to pay for his current medical and dental plan (or any reasonable equivalent plan acceptable to Mr. Meloun) in lieu of participating in any such plans.
Sarah Luna
In June 2021, we entered into an employment agreement with Ms. Luna (the “Luna Employment Agreement”). The term of the Luna Employment Agreement runs for a year, after which the agreement renews annually for successive one-year periods, unless either party provides prior written notice of non-renewal. The Luna Employment Agreement was renewed in June 2022.
Pursuant to the Luna Employment Agreement, Ms. Luna’s annual base salary, set as $325,000, is subject to increase by our board of directors based on Ms. Luna’s performance. Ms. Luna is eligible to participate in our annual cash bonus program with an annual cash bonus opportunity of 50% of base salary, along with our defined contribution, health, insurance, retirement and other benefit plans as provided to our similarly situated executives. In the event Ms. Luna elects not to participate in our medical or dental plans, we will continue to pay for her current medical and dental plan (or any reasonable equivalent plan acceptable to Ms. Luna) in lieu of participating in any such plans.
Management Services and Consulting Agreement
As discussed in more detail under “Certain Relationships and Related Party Transactions—Management Services Agreement,” in 2021, H&W Franchise Holdings was party to a Management Services Agreement with H&W Investco Management LLC, pursuant to which H&W Investco Management LLC provided certain management, advisory, consulting and strategic planning services to H&W Franchise Holdings and its subsidiaries, including us. Pursuant to the Management Services Agreement, H&W Franchise Holdings agreed to pay H&W Investco Management LLC an annual fee of $750,000 and reimburse H&W Investco Management LLC for reasonable out-of-pocket expenses.
In connection with the Management Services Agreement, in 2021 H&W Investco Management LLC was party to a consulting agreement with Mr. Geisler. Pursuant to this consulting agreement, Mr. Geisler agreed to provide certain consulting services related to managing us pursuant to the Management Services Agreement. In exchange for these services, H&W Investco Management LLC agreed to pay Mr. Geisler a consulting fee of $400,000 per year. This payment is in addition to the $600,000 of annual base salary payable to Mr. Geisler under the Geisler Employment Agreement. A total of $233,333 was payable to Mr. Geisler under the consulting agreement for these consulting services in 2021.
The Management Services Agreement and the consulting agreement terminated automatically upon consummation of our IPO.

Cash Bonuses
Our Named Executive Officers are eligible to earn annual bonuses under our discretionary bonus program. Under this program, and as contemplated by their respective employment agreements, each of our NEOs have a target bonus reflected as a percentage of base salary as follows: Mr. Geisler: 100%, Mr. Meloun: 50% and Ms. Luna: 50%.
In 2021, the Human Capital Management Committee approved payment of 50% of the annual bonuses after the first half of 2021 for all participants in the program. The remaining half of the bonus was paid shortly after the end of 2021. The Human Capital Management Committee determined 2021 bonus payouts after reviewing company performance against certain adjusted EBITDA targets. For 2021, the Human Capital Management Committee approved bonuses as follows, which are reflected under the “Bonus” column of the Summary Compensation Table: (i) for Mr. Geisler, $115,068 for the first half of 2021 and $300,000 for the second half of 2021, (ii) for Mr. Meloun, $75,000 for each of the first half and second half of 2021 and (iii) for Ms. Luna, $81,250 for each of the first half and second half of 2021. In 2022, no bonus was paid to Mr. Geisler, Mr. Meloun and Ms. Luna.
In 2023, the Human Capital Management Committee adopted an Incentive Compensation Cash Pool for 2023 (the “2023 Cash Bonus Plan”). Our 2023 Cash Bonus Plan allows the Human Capital Management Committee to provide a cash incentive award to our employees, including our NEOs, if the Company’s adjusted EBITDA exceeds certain thresholds.
Equity Compensation Plans and Outstanding Awards
Incentive Unit Awards
Prior to our IPO, we granted to each of our Named Executive Officers awards of Class B units in H&W Franchise Holdings (the “Incentive Units”) under the First Amended and Restated Profits Interest Plan of H&W Franchise Holdings LLC (the “Profits Interest Plan”). In connection with our IPO, the Incentive Units were reclassified into LLC Units of Xponential Holdings LLC (the “Reclassified Incentive Units”). In connection with the series of transactions we entered into in connection with our IPO (the “Reorganization Transactions”), newly issued shares of Class B common stock were issued to each holder of vested Reclassified Incentive Units on a one-for-one basis to such holder’s vested Reclassified Incentive Units. In addition, Xponential Fitness, Inc. will issue shares of Class B common stock to a holder of unvested Reclassified Incentive Units on a one-for-one basis only as and when the holder’s unvested Reclassified Incentive Units vest. Once vested, the holders of Reclassified Incentive Units will have the right, pursuant to the terms of the Amended LLC Agreement, to require Xponential Holdings LLC to redeem their vested Reclassified Incentive Units for, at our election, either newly issued shares of Class A common stock on a one-for-one basis or a cash payment, pursuant to the terms of the Amended LLC Agreement, provided the cash payment is provided from the net proceeds from a substantially contemporaneous offering of Class A common stock in accordance with the terms of the Amended LLC Agreement.
The Incentive Units previously granted to our Named Executive Officers include “time-vesting” awards which are subject to vesting terms based on the executive’s continued employment through the applicable vesting date as well as “performance-vesting” awards. The Reclassified Incentive Units received in respect of such “time-vesting” Incentive Units are subject to the same vesting terms as applied to the Incentive Units (which, in the case of our Named Executive Officers, are described in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table below). The vesting terms for the Reclassified Incentive Units received in respect of “performance-vesting” Incentive Units were amended in connection with the Reorganization Transactions to be subject to the achievement of a per share price for our Class A common stock of $19.03 for 25 of 30 consecutive trading days following the end of the 180-day lock-up period, rather than the original performance-vesting goals. In March 2022 “performance-vesting” Incentive Units vested when the average trading price condition was met.
Upon the occurrence of a Sale of the Company, all outstanding time-based Reclassified Incentive Units will become fully vested, subject to the employee’s continued employment through such event. For this purpose, Sale of the Company is generally defined as a sale or transfer of all or substantially all of the assets of H&W Franchise Holdings or any of its subsidiaries. In addition, our Human Capital Management Committee may, in its sole discretion, provide for the full acceleration of any portion the unvested Reclassified Incentive Units at any time and for any reason. On a termination of employment for any reason other than for Cause (as defined in the applicable award agreement), any unvested Reclassified Incentive Units will be forfeited, and on a termination of employment for Cause, all vested and unvested Reclassified Incentive Units will be forfeited.

Reclassified Incentive Units are subject to a call right at a price equal to fair market value for 180 days following a termination of employment for any reason; provided, however, that the repurchase price will be the lesser of cost and fair market value if the termination of employment is by the employer for Cause or by the holder without Good Reason.
Omnibus Incentive Plan
We adopted the Omnibus Incentive Plan (the “OIP”) following the completion of our IPO. The OIP provides for the grant of equity-based awards to our employees, consultants, service providers and non-employee directors in the form of stock options (non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock- and cash-based awards.
The maximum number of shares of our Class A common stock available for issuance under the OIP will not exceed in the aggregate the sum of (i) 5,745,507 shares of Class A common stock, (ii) the number of shares of our Class A common stock issuable pursuant to awards previously granted under the Profits Interests Plan (taking into account any conversion of such outstanding Awards) and (iii) an additional number of shares of Class A common stock that shall become available on the first day of each fiscal year of the Company in an amount equal to the lesser of (A) 510,845, (B) 2% of the outstanding shares of Class A common stock on the last day of the immediately prior fiscal year or (C) such number of shares of Class A common stock as determined by the board of directors in its discretion. Any shares underlying substitute awards, shares remaining available for grant under a plan of an acquired company and awards that are forfeited, cancelled, expired, terminated or are otherwise lapsed, in whole or in part, or are settled in cash, will become available for future grant under our OIP. The following shares will not become available for issuance under our OIP: (i) any Shares withheld in respect of taxes relating to any Award and (ii) any Shares tendered or withheld to pay the exercise price of Options. No awards may be granted under the OIP after our board of directors terminates the plan, the maximum number of shares available for issuance have been issued or 10 years from the effective date, whichever is earlier.
In the event of a change in control, as defined in the OIP, the Committee may take certain actions with respect to outstanding awards, including the continuation or assumption of awards, substitution or replacement of awards by a successor entity, acceleration of vesting and lapse of restrictions, determination of the attainment of performance conditions for performance awards or cancellation of awards in consideration of a payment.
Employee Stock Purchase Plan
We adopted our Employee Stock Purchase Plan (the “ESPP”) in connection with our IPO. The ESPP provides our employees and employees of participating subsidiaries with an opportunity to acquire a proprietary interest in our company through the purchase of shares of our Class A common stock. Unless otherwise determined by the Committee, each offering period under the ESPP will have a duration of six months commencing on January 1 or July 1. We have not yet commenced the initial offering period under the ESPP. Unless terminated earlier, the ESPP will have a term of ten years.
The maximum number of shares of our Class A common stock available for issuance under the ESPP will initially not exceed in the aggregate 4,504,038 shares of our Class A common stock. The share pool will be increased on the first day of each fiscal year in an amount equal to the lesser of (i) 500,449 shares of our Class A common stock or (ii) 1% of the aggregate number of shares of our Class A common stock (on a fully diluted basis) on the last day of the immediately preceding fiscal year.
Equity Awards
In connection with the consummation of our IPO in July 2021, we granted RSUs under our OIP to certain senior employees, including Sarah Luna, to provide retention incentives to these individuals. In some cases, the RSUs were also granted in replacement of prior compensation arrangements relating to the performance of specified business units of the company that these senior employees were responsible for. These RSUs vest as follows: 50% of the RSUs vest on the twelve month anniversary of the date of grant, an additional 25% of the RSUs vest on the eighteen month anniversary of the date of grant and the remaining 25% of the RSUs vest on the twenty-four month anniversary of the date of grant, in each case subject to the holder’s continued employment through such vesting date.
As contemplated by the terms of the Geisler Employment Agreement, we granted RSUs under our OIP to Mr. Geisler in November 2021 (which such grant was originally intended to be made during the third quarter of 2021), which vest 50% on July 1, 2022 and 50% on July 1, 2023, subject to Mr. Geisler’s continued employment through such vesting date.

In addition, we granted RSUs under our OIP to Mr. Geisler, Mr. Meloun, and Ms. Luna in March 2022, which vest 25% annually over four years on each anniversary of the award date, subject to continued employment through such vesting date. During the first quarter of 2023, we granted RSUs under our OIP to Mr. Geisler, Mr. Meloun, and Ms. Luna, which vest 100% during the second quarter of 2023.
In 2018 we granted an award of Incentive Units to Mr. Meloun that provides for 4,298 performance-vesting Incentive Units and 4,298 service-vesting Incentive Units. As described in more detail above, these Incentive Units, like the other outstanding Incentive Units, were reclassified into Reclassified Incentive Units (totaling 23,238 performance-vesting Incentive Units and 23,238 service-vesting Incentive Units) in connection with our IPO. The service-vesting portion of this award vests 25% annually over four year on each anniversary of the award date and the performance-vesting portion of this award vests subject to the achievement of a per share price for our Class A common stock of $19.03 for 25 of 30 consecutive trading days following the end of the 180-day lock-up period, in each case subject to continued service through such vesting date. In March 2022, all the performance-vesting Incentive Units vested when the average trading price condition was met.
In 2021 we granted an award of Incentive Units to Ms. Luna that provides for 393 performance-vesting Incentive Units and 393 service-vesting Incentive Units. As described in more detail above, these Incentive Units, like the other outstanding Incentive Units, were reclassified into Reclassified Incentive Units (totaling 2,728 performance-vesting Incentive Units and 2,728 service-vesting Incentive Units) in connection with our IPO. The service-vesting portion of this award vests 50% on each of the first two anniversaries of the grant date and the performance-vesting portion of this award vests subject to the achievement of a per share price for our Class A common stock of $19.03 for 25 of 30 consecutive trading days following the end of the 180-day lock-up period, in each case subject to continued service through such vesting date. In March 2022, all the performance-vesting Incentive Units vested when the average trading price condition was met.
Potential Payments upon Termination of Change in Control
Anthony Geisler
Pursuant to the Geisler Employment Agreement, if Mr. Geisler’s employment is terminated (i) by us without “cause” (as defined in the Geisler Employment Agreement), (ii) by Mr. Geisler for “good reason” (as defined in the Geisler Employment Agreement) or (iii) as a result of Mr. Geisler’s death or disability, and Mr. Geisler executes a release of all claims in substance and form satisfactory to us, Mr. Geisler will be entitled to severance payments of 12 months’ base salary, payable in periodic installments according to our regular payroll practices. In addition, Mr. Geisler will be entitled to (i) reimbursement for the cost of COBRA coverage until Mr. Geisler is covered under different health insurance, (ii) subject to the business’s achievement of 90% of its EBITDA budget for the year of termination, full acceleration of the Geisler Equity Grant, (iii) full acceleration of any other equity grant, stock options or long term incentive benefits and (iv) if Mr. Geisler’s termination occurs more than six months into the Company’s calendar year, a prorated annual bonus.
John Meloun
Pursuant to the Meloun Employment Agreement, if Mr. Meloun’s employment is terminated (i) by us without “cause” (as defined in the Meloun Employment Agreement) or (ii) by Mr. Meloun for “good reason” (as defined in the Meloun Employment Agreement), and Mr. Meloun executes a release of all claims in substance and form satisfactory to us, Mr. Meloun will be entitled to severance payments of nine months’ base salary, payable in periodic installments according to our regular payroll practices.
Sarah Luna
Pursuant to the Luna Employment Agreement, if Ms. Luna’s employment is terminated (i) by us without “cause” (as defined in the Luna Employment Agreement) or (ii) by Ms. Luna for “good reason” (as defined in the Luna Employment Agreement), and Ms. Luna executes a release of all claims in substance and form satisfactory to us, Ms. Luna will be entitled to severance payments of six months’ base salary, payable in periodic installments according to our regular payroll practices.
Restrictive Covenants
Pursuant to their respective employment agreements, Messrs. Geisler and Meloun and Ms. Luna are each subject to certain restrictive covenants, including a twelve-month post-termination non-solicit of employees, a non-solicit of business relations during employment, a mutual and perpetual non-disparagement obligation, a perpetual confidentiality obligation and invention assignment provisions.

Retirement, Health, Welfare and Additional Benefits
We maintain a tax-qualified retirement plan (the “401(k) Plan”), that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. The 401(k) Plan permits us to make matching contributions and profit sharing contributions to eligible participants. Eligible employees are able to participate in the 401(k) Plan one month following their start date and will be eligible for matching contributions after one year of service. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Participants vest into matching contributions and profit sharing contributions over a two- and six-year period, respectively.
In 2022 and 2021, we provided for a discretionary match of 100% of the first 4% of compensation contributed to the 401(k) Plan for each participant. The amount we contributed on behalf of each Named Executive Officer in 2022, if any, is reflected above under “Summary Compensation Table.”
Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning outstanding equity incentive plan awards for our Named Executive Officers as of the end of our fiscal year ended December 31, 2022.
Name	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)(1)
Anthony Geisler	356,138(2)	8,166,244
John Meloun	241,592(3)	5,539,705
Sarah Luna	254,865(4)	5,844,054
	1,364(5)	31,277
(1)	Reflects the value of each award based on the value of a share of Class A common stock as of December 30, 2022, which was $22.93 per unit.
(2)
Represents unvested portion of 68,027 RSUs granted on November 9, 2021, which settle in shares of Class A common stock on a one-for-one basis. The award vested 50% on July 1, 2022. The remaining 50% of the award vest on July 1, 2023. Also, represents 322,124 of RSUs granted on March 4, 2022, which settle in shares of Class A common stock on a one-for-one basis. The award vests 25% each year at the first anniversary of the grant date and on the same date over the subsequent three years, subject to continued service through such date.

(3)
Represents 241,592 of RSUs granted on March 4, 2022, which settle in shares of Class A common stock on a one-for-one basis. The award vests 25% each year at the first anniversary of the grant date and on the same date over the subsequent three years, subject to continued service through such date.

(4)
Represents unvested portion of 123,185 RSUs granted on July 26, 2021, which settle in shares of Class A common stock on a one-for-one basis. The award vested 50% on July 26, 2022. The remaining 25% of the award vests on January 26, 2023 and 25% on July 26, 2023. Also, represents 193,272 of RSUs granted on March 4, 2022, which settle in shares of Class A common stock on a one-for-one basis. The award vests 25% each year at the first anniversary of the grant date and on the same date over the subsequent three years, subject to continued service through such date.

(5)
Represents unvested portion of 2,728 Reclassified Incentive Units under an award granted April 13, 2021, which, upon vesting, may be redeemed on a one-for-one basis for shares of our Class A common stock. This portion of the award vests 50% on each of the first two anniversaries of April 13, 2021.

Equity Awards vested in Fiscal Year 2022
The following table sets forth information concerning RSUs vested for our Named Executive Officers as of the end of our fiscal year ended December 31, 2022.
Name	Number of Time Based Units That Have Vested (#)	Market Value of Time Based Units That Have Vested (#)(1)	Number of Performance Based Units That Have Vested (#)	Market Value of Performance Units That Have Vested ($)(1)
Anthony Geisler	34,013(2)	779,918	545,618(3)	12,511,021
	—	—	672,095(4)	15,411,138
	—	—	282,591(5)	6,479,812
	—	—	61,240(6)	1,404,233
John Meloun	23,238(7)	532,847	92,952(8)	2,131,389
Sarah Luna	1,778(9)	40,770	7,114(10)	163,124
	1,364(11)	31,277	2,728(12)	62,553
	61,592(13)	1,412,305	—	—
(1)	Reflects the value of each award based on the value of a share of Class A common stock as of December 30, 2022, which was $22.93 per unit.
(2)
Reflects the gross number of RSUs that vested prior to tax withholding. The RSUs were settled in shares of Class A common stock and were granted to Mr. Geisler on November 9, 2021. The award vested 50% on July 1, 2022.

(3)
Represents the vested Reclassified Incentive Units under an award granted to Mr. Geisler on August 17, 2017. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(4)
Represents the vested Reclassified Incentive Units under an award granted to Mr. Geisler on October 24, 2018. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(5)
Represents the vested Reclassified Incentive Units under an award granted to Mr. Geisler on October 25, 2018. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(6)
Represents the vested Reclassified Incentive Units under an award granted to Mr. Geisler on October 1, 2019. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(7)
Represents the vested Reclassified Incentive Units under an award granted to Mr. Meloun on October 24, 2018. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock. This portion of the award vested 25% on July 2, 2022.

(8)
Represents the vested Reclassified Incentive Units under an award granted to Mr. Meloun on October 24, 2018. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(9)
Represents the vested Reclassified Incentive Units under an award granted to Ms. Luna on October 25, 2018. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock. This portion of the award vested 25% on October 25, 2022.

(10)
Represents the vested Reclassified Incentive Units under an award granted to Ms. Luna on October 25, 2018. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(11)
Represents the vested Reclassified Incentive Units under an award granted to Ms. Luna on April 13, 2021. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock. This portion of the award vested 50% on April 13, 2022.

(12)
Represents the vested Reclassified Incentive Units under an award granted to Ms. Luna on April 13, 2021. The vesting conditions of this portion of the award was subject to continued service and the achievement of a $19.03 per share price for our Class A common stock for 25 of 30 consecutive trading days following the end of the 180-day lock-up period following our IPO. In March 2022, the Reclassified Incentive Units vested when the average trading price condition was met. The Reclassified Incentive Units may be redeemed on a one-for-one basis for shares of our Class A common stock.

(13)
Reflects the gross number of RSUs that vested prior to tax withholding. The RSUs were settled in shares of Class A common stock and were granted to Ms. Luna on July 26, 2021. The award vested 50% on July 26, 2022.

Non-Employee Director Compensation
The table below shows the equity and other compensation granted to our non-employee directors for fiscal 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation ($)	Total ($)
Brenda Morris	129,125	85,000	—	214,125
Mark Grabowski	149,000	85,000	—	234,000
Chelsea A. Grayson	87,125	85,000	—	172,125
Jair Clarke	36,750	66,522	—	103,272
(1)	As of December 31, 2022, our non-employee directors held unvested RSUs in the following amounts: Ms. Morris: 4,350, Mr. Grabowski: 4,350, Ms. Grayson: 4,350 and Mr. Clarke: 4,907.
We entered into a Board of Managers Agreement (the “Morris Managers Agreement”) with Ms. Morris in connection with her appointment to our board of directors. The Morris Managers Agreement provides Ms. Morris with annual compensation of $125,500, an annual retainer of $18,000 in recognition of her service as the chair of our Audit Committee and reimbursements for reasonable expenses she incurs in connection with her service on our board of directors. Following our IPO, Ms. Morris became eligible to earn compensation under our Outside Director Compensation Policy.
In connection with our IPO, we adopted an Outside Director Compensation Policy, or Policy, pursuant to which our non-employee directors receive equity awards and cash retainers as compensation for service on our board of directors and its committees. This Policy is intended to enable us to attract qualified non-employee directors, provide them with compensation at a level that is consistent with our compensation objectives and, in the case of equity-based compensation, align their interests with those of our stockholders. Effective May 9, 2022, this Policy was updated.
Under the updated Policy, non-employee directors will receive the following annual cash retainers, payable in quarterly installments:
•	Board member: $75,000
•	Non-executive board chair: $50,000
•	Lead director: $20,000
•	Audit committee chair: $18,000
•	Audit committee member: $9,500
•	Human Capital Management committee chair: $12,500
•	Human Capital Management committee member: $7,500
•	Nominating and Corporate Governance committee chair: $10,000
•	Nominating and Corporate Governance committee member: $5,000
Under the updated Policy, non-employee directors will also receive equity-based awards with a grant date value of $85,000, subject to continued service on the board through the applicable vesting date(s) (which amount shall be pro-rated, as applicable, for new directors). In 2022, we made equity-based awards in the form of RSUs to each of Ms. Morris (4,350 RSUs), Mr. Grabowski (4,350 RSUs), Ms. Grayson (4,350 RSUs) and Mr. Clarke (4,907), which are eligible to vest, subject to continued service, in May 2023.
In addition, we will reimburse all of our non-employee directors for their reasonable travel expenses incurred in attending meetings of our board of directors or committees. Our non-employee directors may also be eligible to receive other compensation and benefits, including reasonable personal benefits and perquisites, as determined by the board of directors from time to time.
Pursuant to our OIP, the maximum number of shares of our Class A common stock subject to an award granted during a single fiscal year to any non-employee director, taken together with any cash fees paid during the fiscal year, in respect to the non-employee director’s service as a member of our board of directors during such year, shall not exceed $650,000 in total value or in the event such non-employee director is first appointed or elected to the board of directors, $1,000,000 in total value during the initial annual period, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Securities Authorized for Issuance under Equity Compensation Plans
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights and RSUs	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights and RSUs	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders (1)(3)	2,101,595	$—	3,634,337(2)
Equity compensation plans not approved by security holders	—	—	—
Total	2,101,595	$—	3,634,337
(1)	Consists of the Company’s Omnibus Incentive Plan (the “OIP”). The OIP was approved by our stockholders and became effective upon the completion of our initial public offering in July 2021.
(2)
The maximum number of shares of our Class A common stock available for issuance under the OIP will not exceed in the aggregate the sum of (i) 5,745,507 shares of Class A common stock, (ii) the number of shares of our Class A common stock issuable pursuant to awards previously granted under the Profits Interests Plan (taking into account any conversion of such outstanding Awards) and (iii) an additional number of shares of Class A common stock that shall become available on the first day of each fiscal year of the Company in an amount equal to the lesser of (A) 510,845, (B) 2% of the outstanding shares of Class A common stock on the last day of the immediately prior fiscal year and (C) such number of shares of Class A common stock as determined by the Board in its discretion.

(3)
The number excludes the RSU awards granted by the Company with performance conditions of meeting certain EBITDA targets through the year ending December 31, 2024. The awards were granted with fixed dollar valuation of approximately $7,875,000 and the number of shares granted depends on the trading price at the closing date of the period in which the EBITDA target is met. On March 6, 2023, the performance target for the award with a fixed dollar valuation of approximately $2,250,000 was achieved.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2023 by:
•	each person or group whom we know to own beneficially more than 5% of our common stock;
•	each of our directors and Named Executive Officers individually; and
•	all directors and executive officers as a group.
The numbers of shares of common stock beneficially owned, percentages of beneficial ownership and percentages of combined voting power that are set forth below are based on 32,219,881 shares of Class A common stock and 17,154,471 shares of Class B common stock issued and outstanding as of March 1, 2023 and 3,928,611 shares of Class A common stock and 4,033,889 shares of Class A common stock issuable upon the conversion of shares of the Series A and Series A-1 preferred stock, respectively, outstanding as of March 1, 2023.
In connection with the IPO, we issued each Continuing Pre-IPO LLC Member one share of Class B common stock for each vested LLC Unit such Continuing Pre-IPO LLC Member beneficially owned immediately prior to the completion of the IPO. Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a Continuing Pre-IPO LLC Member, redeem or exchange LLC Units of such Continuing Pre-IPO LLC Member pursuant to the terms of the Amended LLC Agreement. See “Certain Relationships and Related Party Transactions—Amended LLC Agreement.” As a result, the number of shares of Class B common stock set forth in the table below correlates to the number of vested LLC Units each Continuing Pre-IPO LLC Member beneficially owns.
In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options and restricted stock units that are exercisable within 60 days of March 1, 2023. Unless otherwise indicated, the address for each listed stockholder is: c/o Xponential Fitness, Inc., 17877 Von Karman Ave, Suite 100, Irvine, CA 92614. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
	Class A Common Stock(1)		Class B Common Stock		Combined Voting Power(2)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Directors and Named Executive Officers:
Anthony Geisler(3)	1,216,375	4%	7,464,033	44%	8,680,408	16%
Mark Grabowski(4)	6,861,735	21%	7,453,744	43%	14,315,479	27%
Ryan Junk(5)	118,822	*	60,194	*	179,016	*
Sarah Luna(6)	113,497	*	58,735	*	172,232	*
John Meloun(7)	70,373	*	185,904	1%	256,277	*
Brenda Morris(8)	22,243	*	811	*	23,054	*
Chelsea A. Grayson(9)	4,635	*	—	*	4,635	*
Jair Clarke	—	—	—	—	—	—
Other 5% or greater beneficial owners:
H&W Investco, LP(10)	6,855,613	21%	7,453,744	43%	14,309,357	27%
LAG Fit, Inc.(11)	83,330	*	7,439,858	43%	7,523,188	14%
Affiliates of MSD Partners, L.P.(12)(13)	3,589,123	9.9%	—	—	3,589,123	6%
DESALKIV Portfolios, L.L.C.(14)	1,778,611	5%	—	—	1,778,611	3%
Redwood Master Fund Ltd.(15)	2,150,000	6%	—	—	2,150,000	4%
All directors and executive officers as a group (eight persons)	8,407,680	26%	15,223,421	89%	23,631,101	44%
*	Less than 1%
(1)	Subject to the terms of the Amended LLC Agreement, LLC Units are generally redeemable or exchangeable for shares of our Class A common stock on a one-for-one basis. Shares of Class B common stock will be cancelled on a one-for-one basis if we redeem or exchange LLC Units pursuant to the terms of the Amended LLC Agreement. Beneficial ownership of shares of our Class A common stock reflected in this table does not include beneficial ownership of shares of our Class A common stock for which such LLC Units may be redeemed or exchanged.
(2)
Represents the percentage of voting power of our Class A common stock, Class B common stock and shares of Class A common stock issuable upon the conversion of shares of the Series A Convertible Preferred, held by such person voting together as a single class. Each holder of Class A common stock, Class B common stock and Series A Convertible Preferred stock is entitled to one vote per share on all matters submitted to our stockholders for a vote.

(3)
Consists of: (i) 1,052,514 shares of Class A held directly by the Anthony Geisler Trust and indirectly by Mr. Geisler as trustee of the trust, (ii) 80,531 RSUs that will vest within 60 days, (iii) 24,175 shares of Class B common stock held directly by Mr. Geisler, (iv) 83,330 shares of Class A common stock held by LAG Fit, Inc. and (v) 7,439,858 shares of Class B common stock held by LAG Fit, Inc. Mr. Geisler has reported sole investment and dispositive power over the shares held by LAG Fit, Inc. The address for LAG Fit, Inc. is 6789 Quail Hill Parkway #408, Irvine, CA 92603.

(4)
Consists of: (i) 6,122 shares of Class A common stock held directly by Mr. Grabowski, (ii) 6,855,613 Class A common stock held by H&W Investco II, LP and (iii) 7,453,744 shares of Class B common stock held by H&W Investco, LP, each of which Mr. Grabowski is the Managing Partner. Mr. Grabowski has reported sole investment and dispositive power over these shares. The address for H&W Investco, LP is 17 Palmer Lane, Riverside, CT 06878.

(5)
Consists of: (i) 73,191 shares of Class A common stock held directly by Mr. Junk and his spouse, (ii) 45,631 RSUs that will vest within 60 days and (iii) 60,194 shares of Class B common stock held directly by Mr. Junk and his spouse.

(6)
Consists of: (i) 65,179 shares of Class A common stock held directly by Ms. Luna, (ii) 48,318 RSUs that will vest within 60 days, (iii) 57,371 shares of Class B common stock held directly by Ms. Luna and (iv) 1,364 shares of Class B that will vest within 60 days of March 1, 2023.

(7)
Consists of: (i) 9,975 shares of Class A common stock held directly by Mr. Meloun, (ii) 60,398 RSUs that will vest within 60 days and (iii) 185,904 shares of Class B common stock held directly by Mr. Meloun.

(8)
Consists of (i) 18,743 shares of Class A common stock held directly by Ms. Morris, (ii) 3,500 shares of Class A common stock held indirectly by Ms. Morris and directly by the Morris Charitable Remainder Trust, of which Ms. Morris is a co-trustee and (iii) 811 shares of Class B common stock held directly by Ms. Morris.

(9)	Consists of 4,635 shares of Class A common stock held directly by Ms. Grayson.
(10)
Consists of: (i) 6,855,613 Class A common stock held by H&W Investco II, LP and (ii) 7,453,744 shares of Class B common stock held by H&W Investco, LP, each of which Mr. Grabowski is the Managing Partner. Mr. Grabowski has reported sole investment and dispositive power over these shares. The address for H&W Investco, LP is 17 Palmer Lane, Riverside, CT 06878.

(11)
Consists of (i) 83,330 shares of Class A common stock held by LAG Fit, Inc. and (ii) 7,439,858 shares of Class B common stock held by LAG Fit, Inc. Mr. Geisler has reported sole investment and dispositive power over the shares held by LAG Fit, Inc. The address for LAG Fit, Inc. is 6789 Quail Hill Parkway #408, Irvine, CA 92603.

(12)
MSD Partners, L.P. (“MSD Partners”) is the investment manager of the MSD Affiliates (as defined below) and may be deemed to beneficially own securities beneficially owned by the MSD Funds. MSD Partners (GP), LLC (“MSD GP”), a Delaware limited liability company, is the general partner of MSD Partners, and may be deemed to beneficially own securities beneficially owned by MSD Partners. Gregg Lemkau maintains investment discretion over this investment and therefore may be deemed to beneficially own securities owned by MSD GP. The address of the principal business office of the MSD Affiliates is c/o MSD Partners, L.P., One Vanderbilt Avenue, 26th Fl., NY, NY 10017.

(13)
The number of shares of Class A common stock shown as beneficially owned reflects the application of the provision of the Convertible Preferred that, other than in the case of a mandatory conversion, prevents a holder of Convertible Preferred, without at least 61 days written notice from such holder, from receiving shares of Class A common stock or any other of our equity securities upon any conversion of Convertible Preferred to the extent that such exercise or receipt would cause any holder of Convertible Preferred to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of equity interests that would exceed 9.9% the Class A common stock outstanding at that time. The number of shares of Class A common stock that, but for the foregoing, would otherwise be issuable upon conversion of the Convertible Preferred owned by the Affiliates of MSD Partners, L.P. consists of 4,033,889 shares of Class A common stock held as follows: 1,928,195 shares of Class A common stock issuable upon conversion of the Convertible Preferred by MSD Credit Opportunity Master Fund, L.P., a Delaware limited partnership (“MSDC”), 606,319 shares of Class A common stock issuable upon conversion of the Convertible Preferred by MSD Special Investments Fund, L.P., a Delaware limited partnership (“MSDS”), 266,319 shares of Class A common stock issuable upon conversion of the Convertible Preferred by MSD SIF Holdings, L.P., a Delaware limited partnership (“MSDSIF”), 667,639 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by MSD Private Credit Opportunity Master Fund 2, L.P., a Cayman Islands exempted limited partnership (“MSDP2”), 202,222 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by MSD Private Credit Opportunity Master Fund, L.P., a Cayman Islands exempted limited partnership (“MSDP”), 158,334 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA005 (“LIL1”), 80,417 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by Lombard International Life Ltd., a Bermuda corporation, on behalf of its Segregated Account BIGVA006 (“LIL2”), 12,986 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by MSD Investment Corp. and 111,458 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by MSD SBAFLA Fund, L.P., a Delaware limited partnership (“MSDSB”) (MSDC, MSDS, MSDSIF, MSDP2, MSDP, LIL1, LIL2 and MSDSB, the “MSD Affiliates”).

(14)
The number of shares of Class A common stock shown as beneficially owned reflects the application of the provision of the Convertible Preferred that, other than in the case of a mandatory conversion, prevents a holder of Convertible Preferred, without at least 61 days written notice from such holder, from receiving shares of Class A common stock or any other of our equity securities upon any conversion of Convertible Preferred to the extent that such exercise or receipt would cause any holder of Convertible Preferred to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of equity interests that would exceed 9.9% the Class A common stock outstanding at that time. The number of shares of Class A common stock that, but for the foregoing, would otherwise be issuable upon conversion of the Convertible Preferred owned by DESALKIV Portfolios, L.L.C. (“DESALKIV”, and such common stock issuable upon conversion, the “Subject Shares”) consists of 1,778,611 Subject Shares. DESALKIV has the power to vote or direct the vote of (and the power to dispose or direct the disposition of) the Subject Shares.

D. E. Shaw & Co., L.P. (“DESCO LP”), as the managing member of D. E. Shaw Adviser, L.L.C. (“Adviser”), which in turn is investment adviser of DESALKIV, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the managing member of D. E. Shaw Manager, L.L.C. (“Manager”), which in turn is the manager of DESALKIV, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the Subject Shares on DESCO LP’s and DESCO LLC’s behalf.
D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares. None of DESCO LP, DESCO LLC, Adviser, Manager, DESCO Inc., or DESCO II Inc. (collectively, the “DES Entities”) owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the Subject Shares.
David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, David E. Shaw may be deemed to be the beneficial owner of the Subject Shares. David E. Shaw disclaims beneficial ownership of the Subject Shares.
The business address of the DES Entities, DESALKIV, and David E. Shaw is c/o the D. E. Shaw group, 1166 Avenue of Americas, 9th Floor, New York, NY 10036.
(15)
The number of shares of Class A common stock shown as beneficially owned reflects the application of the provision of the Convertible Preferred that, other than in the case of a mandatory conversion, prevents a holder of Convertible Preferred, without at least 61 days written notice from such holder, from receiving shares of Class A Common Stock or any other of our equity securities upon any conversion of Convertible Preferred to the extent that such exercise or receipt would cause any holder of Convertible Preferred to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act) of a number of equity interests that would exceed 9.9% the Class A Common Stock outstanding at that time. The number of shares of Class A common stock that, but for the foregoing, would otherwise be issuable upon conversion of the Convertible Preferred owned by Redwood Master Fund LTD. Redwood Capital Management, LLC (“RCM”) consists of 2,150,000 shares of Class A common stock issuable upon conversion of the Convertible Preferred held by Redwood Master Fund, Ltd. RCM is the investment manager of Redwood Master Fund, Ltd. RCM is wholly owned by Redwood Capital Management Holdings, LP (“RCM Holdings”). Mr. Ruben Kliksberg is the Chief Executive Officer of RCM, is the sole managing member of the general partner of RCM Holdings, and controls a majority of the limited partnership interests in RCM Holdings. The address for Redwood Master Fund, Ltd. is c/o Redwood Capital Management, LLC, 250 W 55th Street, New York, New York 10019.

Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of the Corporation, and persons who own more than 10 percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. These persons are required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2022, the Company believes that all Section 16(a) reporting obligations were met during 2022 except that (i) one late Form 4 was filed by Brenda Morris with respect to two transactions, (ii) one late Form 4 was filed by Megan Moen with respect to two transactions, (iii) one late Form 4 was filed by John Meloun with respect to two transactions, (iv) one late Form 4 was filed by Ryan Junk with respect to seven transactions, (v) one late Form 4 was filed by Anthony Geisler with respect to two transactions, and (vi) one late Form 4 was filed by Sarah Luna with respect to three transactions.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We describe below transactions and series of related transactions, since January 1, 2021, in which:
•	we or any of our subsidiaries have been or will be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•
any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there currently proposed, any transactions or series of transactions meeting these criteria to which we have been or will be a party, other than compensation and employment arrangements, which are described where required under “Executive Compensation.”
In this section, terms such as “we,” “us” and “our” refer to Xponential Fitness LLC with respect to transactions and events arising before February 24, 2020. Xponential Fitness LLC became a wholly owned subsidiary of Xponential Holdings LLC on February 24, 2020.
Secondary Public Offerings
On April 6, 2022, we entered into an underwriting agreement with certain existing stockholders, affiliates Mr. Grabowski and certain underwriters named therein, pursuant to which the selling stockholders sold 4,500,000 shares of Class A common stock at a price of $20.00 per share. All of the shares sold in this offering were offered by the selling stockholders. In addition, the selling stockholders granted the underwriters a 30-day option to purchase up to an additional 675,000 shares of our Class A common stock, which was exercised on April 7, 2022. The shares sold in the offering consisted of (i) 2,479,342 existing shares of Class A common stock and (ii) 2,695,658 newly-issued shares of Class A common stock issued in connection with the exchange of LLC units held by the selling stockholders. Simultaneously, 2,695,658 Class B shares were surrendered by the selling stockholders and canceled. We did not receive any proceeds from the sale of shares of Class A common stock offered by the selling stockholders.
In February 2023, we entered into an underwriting agreement with certain existing stockholders, affiliates of Mr. Grabowski and Mr. Geisler, and certain underwriters named therein, pursuant to which the selling stockholders sold an aggregrate of 5,000,000 shares of Class A common stock at a price of $24.50 per share. All of the shares sold in this offering were offered by the selling stockholders. In addition, the selling stockholders granted the underwriters a 30-day option to purchase up to an additional 750,000 shares of our Class A common stock, which was exercised on February 15, 2023. The shares sold in the offering consisted of (i) 2,275,725 existing shares of Class A common stock and (ii) 3,474,275 newly-issued shares of Class A common stock issued in connection with the exchange of LLC units held by the selling stockholders. Simultaneously, 3,474,275 Class B shares were surrendered by the selling stockholders and canceled. We did not receive any proceeds from the sale of shares of Class A common stock offered by the selling stockholders.
Amended LLC Agreement
In connection with the Reorganization Transactions, Xponential Fitness, Inc., Xponential Holdings LLC and each of the Continuing Pre-IPO LLC Members entered into the Amended LLC Agreement. Following the Reorganization Transactions, and in accordance with the terms of the Amended LLC Agreement, we operate our business through Xponential Holdings LLC. Pursuant to the terms of the Amended LLC Agreement, so long as the Continuing Pre-IPO LLC Members continue to own any LLC Units or securities redeemable or exchangeable into shares of our Class A common stock, we will not, without the prior written consent of such holders, engage in any business activity other than the management and ownership of Xponential Fitness LLC or own any assets other than securities of Xponential Holdings LLC and/or any cash or other property or assets distributed by or otherwise received from Xponential Holdings LLC, unless we determine in good faith that such actions or ownership are in the best interest of Xponential Holdings LLC.
As the managing member of Xponential Holdings LLC, we have control over all of the affairs and decision making of Xponential Holdings LLC. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Xponential Fitness LLC through our ownership of Xponential Holdings LLC and the day-to-day management of Xponential Fitness LLC’s business through our ownership of Xponential Holdings LLC.

We will fund any dividends to our stockholders by causing Xponential Holdings LLC to make distributions to the holders of LLC Units and us, subject to the limitations imposed by our debt agreements.
Substantially concurrently with our IPO, we acquired Preferred Units that mirror the designations, preferences and other rights of the Convertible Preferred we issued to the Preferred Investors. For example, upon the conversion of our Convertible Preferred into Class A common stock, the Amended LLC Agreement provides for the conversion of an equivalent number of Preferred Units into LLC Units. Prior to any repurchase or redemption of the Convertible Preferred by us, the Amended LLC Agreement provides that Xponential Holding LLC shall repurchase or redeem an equal number of Preferred Units in exchange for the same consideration that is to be paid by us in the repurchase or redemption of the Convertible Preferred.
Net profits and net losses of Xponential Holdings LLC are generally allocated to holders of LLC Units pro rata in accordance with the percentages of their respective ownership of LLC Units, though certain non-pro rata adjustments will be made to reflect tax depreciation, amortization and other allocations. The Amended LLC Agreement provides for (i) distributions to us to fund the cash dividends payable by us to the holders of Convertible Preferred and to allow us to fund our tax obligation in respect of income allocated to us by reason of our ownership of Preferred Units and (ii) pro rata cash distributions to the holders of LLC Units for purposes of funding their tax obligations in respect of the taxable income of Xponential Holdings LLC that is allocated to them. Generally, these tax distributions will be computed based on Xponential Holdings LLC’s estimate of the net taxable income of Xponential Holdings LLC allocable to the holders of LLC Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident of California or New York, whichever is higher (taking into account the non-deductibility of certain expenses and the character of our income).
Except as otherwise determined by us, if at any time we issue a share of our Class A common stock, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Xponential Holdings LLC and Xponential Holdings LLC shall issue to us one LLC Unit (unless such share was issued by us solely to fund the purchase of an LLC Unit from a holder of LLC Units (upon an election by us to exchange such LLC Unit in lieu of redemption following a redemption request by such holder of LLC Units, in which case such net proceeds shall instead be transferred to the selling holder of LLC Units as consideration for such purchase, and Xponential Holdings LLC will not issue an additional LLC Unit to us)). Similarly, except as otherwise determined by us, (i) Xponential Holdings LLC will not issue any additional LLC Units to us unless we issue or sell an equal number of shares of our Class A common stock and (ii) should Xponential Holdings LLC issue any additional LLC Units to the Continuing Pre-IPO LLC Members or any other person, we will issue an equal number of shares of our Class B common stock to such Continuing Pre-IPO LLC Members or any other person. Conversely, if at any time any shares of our Class A common stock or Convertible Preferred are redeemed, purchased or otherwise acquired by us, Xponential Holdings LLC will redeem, purchase or otherwise acquire an equal number of LLC Units or Preferred Units, as applicable, held by us, upon the same terms and for the same price per security, as the shares of our Class A common stock or Convertible Preferred are redeemed, purchased or otherwise acquired by us. In addition, Xponential Holdings LLC will not effect any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the LLC Units or Preferred Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our common stock or Convertible Preferred, as applicable, and we will not effect any subdivision or combination of any class of our common stock or Convertible Preferred unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the LLC Units or Preferred Units, as applicable.
Under the Amended LLC Agreement, the holders of LLC Units (other than us) have the right (subject to the terms of the Amended LLC Agreement) to require Xponential Holdings LLC to redeem all or a portion of their LLC Units for, at our election, newly issued shares of Class A common stock on a one-for-one basis or a cash payment equal to the volume-weighted average market price of one share of our Class A common stock for each LLC Unit redeemed (subject to customary adjustments, including for stock splits, stock dividends, reclassifications, and a unit split to optimize the Company’s capital structure), provided the cash payment is funded from the net proceeds from a substantially contemporaneous offering of Class A common stock in accordance with the terms of the Amended LLC Agreement. If we decide to make a cash payment, the holder of an LLC Unit has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its LLC Units to Xponential Holdings LLC for cancellation.

The Amended LLC Agreement will require that we contribute cash or shares of our Class A common stock to Xponential Holdings LLC in exchange for newly issued LLC Units in Xponential Holdings LLC that will be issued to us in an amount equal to the number of LLC Units redeemed from the holders of LLC Units. Xponential Holdings LLC will then distribute the cash or shares of Class A common stock to such holder of an LLC Unit to complete the redemption. Additionally, in the event of a redemption request from a holder of LLC Units, we may, at our option, effect a direct exchange of cash or Class A common stock for LLC Units in lieu of such a redemption. Whether by redemption or exchange, we are obligated to ensure that at all times the number of LLC Units that we own equals the number of shares of Class A common stock issued by us (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities). Shares of Class B common stock will be cancelled on a one-for-one basis if we, following a redemption request from a holder of LLC Units, redeem or exchange LLC Units of such holder pursuant to the terms of the Amended LLC Agreement.
The Amended LLC Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A common stock is proposed by us or our stockholders and approved by our board of directors or is otherwise consented to or approved by our board of directors, the holders of LLC Units will be permitted to participate in such offer by delivery of a notice of redemption or exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the holders of LLC Units to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A common stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the holders of LLC Units may participate in each such offer without being required to redeem or exchange LLC Units.
The Amended LLC Agreement provides that, except for transfers: (i) to us, (ii) to certain permitted transferees, (iii) as a grant of a security interest in, or pledge of, LLC Units to J.P. Morgan Chase & Co. or an affiliated entity or other financial institution approved by us, or (iv) approved by us in writing, subject to certain limitations, the LLC Units may not be sold, transferred or otherwise disposed of. Subject to certain exceptions, Xponential Holdings LLC will indemnify all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such persons (in their capacity as such) may be involved or become subject to in connection with Xponential Holdings LLC’s business or affairs or the Amended LLC Agreement or any related document.
Xponential Holdings LLC may be dissolved upon (i) the determination by us to dissolve Xponential Holdings LLC or (ii) any other event which would cause the dissolution of Xponential Holdings LLC under the Delaware Limited Liability Company Act, unless Xponential Holdings LLC is continued in accordance with the Delaware Limited Liability Company Act. Upon dissolution, Xponential Holdings LLC will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Xponential Holdings LLC’s liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves), (b) second, to us, in respect of the Preferred Units, until we have received an amount equal to the total amount we would be required to distribute in respect of all outstanding Convertible Preferred if we were to liquidate, dissolve and/or wind up and (c) third, to the members holding LLC Units in proportion to their vested LLC Units.
In December 2021, Xponential Holdings LLC and the Continuing Pre-IPO LLC Members amended the Amended LLC Agreement to remove the cash redemption option, except to the extent the cash proceeds to be used to make the redemption in cash are immediately available and are directly raised from a secondary offering of the Company's equity securities.
Tax Receivable Agreement
We acquired certain favorable tax attributes from the Blocker Companies in the Mergers and in connection with the IPO Contribution and the Class A-5 Unit Redemption. In addition, future taxable redemptions or exchanges by Continuing Pre-IPO LLC Members of LLC Units for shares of our Class A common stock or cash and other transactions described herein are expected to result in favorable tax attributes for us.
These tax attributes would not be available to us in the absence of those transactions and are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

Upon the completion of our IPO, we entered into a TRA, pursuant to which we are generally required to pay to the TRA parties in the aggregate 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize as a result of (i) certain favorable tax attributes we acquired from the Blocker Companies in the Mergers (including net operating losses and the Blocker Companies’ allocable share of existing tax basis), (ii) increases in our allocable share of existing tax basis and tax basis adjustments that resulted or may result from (x) the IPO Contribution and the Class A-5 Unit Redemption, (y) future taxable redemptions and exchanges of LLC Units by Continuing Pre-IPO LLC Members and (z) certain payments made under the TRA, and (iii) deductions in respect of interest under the TRA. These payment obligations are obligations of Xponential Fitness, Inc. and not of Xponential Holdings LLC.
The payment obligations under the TRA are our obligations, and we expect that the payments we will be required to make in respect of the past and possible future transactions described above under the TRA may be substantial. The actual tax basis adjustments that may result from future taxable redemptions or exchanges of LLC Units, as well as the amount and timing of the payments we are required to make under the TRA will depend on a number of factors, including the market value of our Class A common stock at the time of any such future redemptions or exchanges, the prevailing federal tax rates applicable to us over the life of the TRA (plus the assumed combined state and local tax rate) and the amount and timing of the taxable income that we generate in the future. Payments under the TRA are not conditioned on our existing owners’ continued ownership of us after our IPO.
Payments under the TRA will be based on the tax reporting positions we determine, and the IRS or another tax authority may challenge all or a part of the existing tax basis, tax basis increases, NOLs or other tax attributes subject to the TRA, and a court could sustain such challenge. The TRA parties will not reimburse us for any payments previously made if such tax basis, NOLs or other tax benefits are subsequently challenged by a tax authority and are ultimately disallowed, except that any excess payments made to a TRA party will be netted against future payments otherwise to be made to such TRA party under the TRA, if any, after our determination of such excess. In addition, the actual state or local tax savings we may realize may be different than the amount of such tax savings we are deemed to realize under the TRA, which will be based on an assumed combined state and local tax rate applied to our reduction in taxable income as determined for U.S. federal income tax purposes as a result of the tax attributes subject to the TRA. In both such circumstances, we could make payments under the TRA that are greater than our actual cash tax savings, and we may not be able to recoup those payments, which could negatively impact our liquidity. The TRA provides that (1) in the event that we breach any of our material obligations under the TRA or (2) if, at any time, we elect an early termination of the TRA, our obligations under the TRA (with respect to all LLC Units, whether or not LLC Units have been exchanged or acquired before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that we would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the TRA. The TRA also provides that, upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, our or our successor’s obligations with respect to tax benefits would be based on certain assumptions, including that we or our successor would have sufficient taxable income to fully utilize the increased tax deductions and tax basis and other benefits covered by the TRA. As a result, upon a change of control, we could be required to make payments under the TRA that are greater than the specified percentage of our actual cash tax savings, which could negatively impact our liquidity. The change of control provisions in the TRA may result in situations where the Pre-IPO LLC Members have interests that differ from or are in addition to those of our other stockholders.
Finally, because we are a holding company with no operations of our own, our ability to make payments under the TRA depends on the ability of Xponential Holdings LLC to make distributions to us. To the extent that we are unable to make payments under the TRA for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.
Registration Rights Agreement
Prior to the completion of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Continuing Pre-IPO LLC Members.
Subject to several exceptions, at least 20% of the Continuing Pre-IPO LLC Members or any affiliate of MSD Partners, L.P. (“MSD Partners”) or MSD Capital, L.P., or any person that is an affiliate of Mr. Grabowski, a member of our board of directors, or Mr. Geisler, our Chief Executive Officer, may require that we register for public resale under the Securities Act all or any portion of their shares of common stock constituting registrable securities that they request be registered.

If we become eligible to register the sale of our securities on Form S-3 under the Securities Act, which will not be until at least twelve months after July 27, 2021, to register the sale of the registrable securities held by them on Form S-3. If we propose to register any of our securities under the Securities Act for our own account or the account of any other holder (excluding any registration related to an employee benefit plan or in connection with any dividend or distribution reinvestment or similar plan or other transaction under Rule 145 of the Securities Act), the Continuing Pre-IPO LLC Members are entitled to notice of such registration and to request that we include their registrable securities for resale on such registration statement, and we are required, subject to certain limitations, to include such registrable securities in such registration statement.
We undertake in the Registration Rights Agreement to use our reasonable efforts to file a shelf registration statement on Form S-3 to permit the resale of the shares of common stock held by Continuing Pre-IPO LLC Members.
In connection with the transfer of their registrable securities, the parties to the Registration Rights Agreement may assign certain of their respective rights under the Registration Rights Agreement under certain circumstances. In connection with the registrations described above, we will indemnify any selling stockholders, and we will bear all fees, costs and expenses (except underwriting discounts and spreads).
Lease
On September 13, 2019, we entered into a lease agreement with Von Karman Production LLC for the building located at 17522 Von Karman Avenue, Irvine, CA. Von Karman Production LLC is owned by Anthony Geisler, our Chief Executive Officer and founder. Pursuant to the lease, we are obligated to pay monthly rent of $25,000, for the initial twelve months of the lease term with subsequent 3% annual rent increases, to Von Karman Productions LLC for an initial lease term of five years expiring on August 31, 2024. In 2021 and 2022, we paid an aggregate of approximately $319,000 and $239,000, respectively, to Von Karman Production LLC. In September 2022, the Company's Chief Executive Officer sold the building to an unaffiliated third party. The Company entered into a building lease agreement with the new owner.
Credit Agreement Amendment Transactions
On August 31, 2020, substantially concurrently with the execution of the First Amendment, H&W Franchise Holdings sold an aggregate of 31,896.58 of its Class A-5 Units to four entities at a purchase price of $470.27 per unit for an aggregate purchase price of $15 million. H&W Franchise Holdings sold $9.8 million of Class A-5 Units to H&W Investco, LP and H&W Investco BL Feeder LP, which are affiliates of Mr. Grabowski, a member of our board of directors; $3.1 million of Class A-5 units to LAG Fit, Inc., which is an affiliate of Anthony Geisler, our Chief Executive Officer and founder; and $2.1 million of Class A-5 Units to LCAT Franchise Fitness Holdings, Inc., which is an affiliate of Mr. Magliacano, a former member of our board of directors. H&W Franchise Holdings then contributed $10 million of the total $15 million of proceeds to Xponential Fitness LLC, which used them to pay down borrowings under our loans. Concurrent with these transactions, H&W Investco, LP and Mr. Geisler executed limited guaranty agreements pursuant to which they guaranteed up to $7.9 million and $2.1 million, respectively, of borrowings under our Loans.
On August 31, 2020, H&W Franchise Holdings also entered into a promissory note with Intensive Capital Inc. (“ICI”), which is an affiliate of Mr. Geisler, pursuant to which it agreed to loan ICI an aggregate principal amount of up to $5 million at an interest rate of 10% per annum. H&W Franchise Holdings also entered into a limited guaranty agreement with Mr. Geisler pursuant to which Mr. Geisler guaranteed ICI’s borrowings under this promissory note. ICI borrowed an aggregate of $3.1 million pursuant to this promissory note on August 31, 2020. As of December 31, 2020, $3.1 million remained outstanding under this promissory note, and no interest or principal had been paid. In June 2021, H&W Franchise Holdings repurchased 4,716 A-1 limited partnership units of H&W Franchise Holdings from Mr. Geisler for approximately $3.3 million and Mr. Geisler used the proceeds to repay the promissory note in full.
On March 24, 2021, the Xponential Fitness LLC amended the 2020 Facility to provide for additional term loans in an amount up to $10.6 million, which amount was borrowed and the proceeds distributed to H&W Franchise Holdings to fund a note payable from the selling parties of the Rumble Acquisition to H&W Franchise Holdings.
On April 19, 2021, the Company entered into a Financing Agreement with Wilmington Trust, National Association, which consists of a $212 million senior secured term loan facility (the “Term Loan Facility,” and the loans thereunder, each a “Term Loan” and, together, the “Term Loans”).

The proceeds of the Term Loan were used to repay principal, interest and fees outstanding under the 2020 Facility aggregating $195,633 (including a prepayment penalty of approximately $1,929, which is included in interest expense for the year ended December 2021) and for working capital and other corporate purposes.
Brand Acquisitions
We acquired certain of our brands in a series of transactions that resulted in certain entities becoming the holders of 5% or more of our parent entity’s equity interests and in which certain of our related parties had a direct or indirect material interest.
Rumble
On March 24, 2021, H&W Franchise Holdings entered into a contribution agreement with Rumble Holdings LLC, Rumble Parent LLC and Rumble Fitness LLC to acquire certain rights and intellectual property of Rumble Fitness LLC (“Rumble”), to be used by H&W Franchise Holdings in connection with the franchise business under the “Rumble” trade name. Pursuant to this agreement, Rumble became a direct subsidiary of Rumble Parent LLC, which is owned by Rumble Holdings LLC, and H&W Franchise Holdings acquired the certain rights and intellectual property of Rumble Holdings LLC, which beneficially held all of the issued and outstanding membership interests of Rumble. As consideration, H&W Franchise Holdings (i) issued 39,540.5 of its Class A Units to Rumble Holdings LLC, (ii) issued 61,573.5 Class A Units to Rumble Holdings LLC, which are subject to vesting and forfeiture as provided in the contribution agreement and (iii) assumed and discharged any liabilities arising from and after the closing date under the assigned contracts and acquired assets. H&W Franchise Holdings then contributed the Rumble assets to H&W Intermediate, which then immediately contributed the Rumble assets to us. As a result of this transaction, Rumble became a holder of 5% or more of the equity interests of H&W Franchise Holdings.
Transactions with Snapdragon Spartan and Mark Grabowski
On or about March 29, 2023, Spartan Fitness Holdings, LLC (“Spartan Fitness”), which currently owns and operates 60 Club Pilates studios, entered into a unit purchase agreement with Snapdragon Spartan Investco LP (the “Spartan SPV”), a special purpose vehicle controlled and managed by Mr. Grabowski, pursuant to which Spartan SPV agreed to invest an aggregate of approximately $30 million in the equity of Spartan Fitness. In addition, Mr. Grabowski invested an aggregate of $1.2 million as a limited partner in the Spartan SPV. Spartan Fitness intends to use approximately $15 million of the total investment from Spartan SPV to fund expansion of Club Pilates studios, among other concepts. Spartan Fitness also owns the rights to 38 Club Pilates licenses to open additional new units.
Management Services Agreement
On September 29, 2017, H&W Franchise Holdings, which owned all of our equity interests prior to the consummation of the Reorganization Transactions, entered into a management services agreement (the “Management Services Agreement”) with TPG Growth III Management, LLC, an affiliate of TPG, which owned 5% or more of the equity interests of H&W Franchise Holdings at the time of the transaction, pursuant to which it provided certain management, advisory, consulting and strategic planning services to H&W Franchise Holdings and us.
On June 28, 2018, TPG Growth III Management, LLC assigned its interest in the Management Services Agreement to H&W Investco Management LLC. H&W Investco Management LLC is owned by Mark Grabowski, a member of our board of directors. Pursuant to the Management Services Agreement, H&W Investco Management LLC provides certain management, advisory, consulting and strategic planning services to H&W Franchise Holdings and its subsidiaries, including us. In exchange, H&W Franchise Holdings agreed to pay H&W Investco Management LLC an annual fee of $750,000 and reimburse it for reasonable out-of-pocket expenses. During 2021, we recorded expense for our share of services received from H&W Investco Management LLC of approximately $462,000, which is included in selling, general and administrative expenses. The Management Services Agreement terminated automatically upon the completion of our IPO.
In connection with the Management Services Agreement, H&W Investco Management LLC entered into a consulting agreement with Anthony Geisler, our Chief Executive Officer and founder, on June 30, 2018. Pursuant to the consulting agreement, Mr. Geisler provided certain consulting services related to managing us. In exchange for these services, H&W Investco Management LLC agreed to pay Mr. Geisler a consulting fee of $400,000 per year.

We pay the fee described above to H&W Investco Management LLC pursuant to the Management Services Agreement, and H&W Investco Management LLC pays the consulting fee to Mr. Geisler pursuant to the consulting agreement. During 2021, H&W Investco Management LLC paid Mr. Geisler an aggregate of $233,333. This consulting agreement terminated automatically upon the completion of our IPO.
Loans from the Chief Executive Officer
Anthony Geisler, our Chief Executive Officer, is the sole owner of ICI, which has directly and indirectly provided financing to a limited number of franchisees to fund working capital, equipment leases, franchise fees and other related expenses. ICI has also provided unsecured loans to us, and we in turn loaned these funds to franchisees. The loans from ICI to us accrued interest at 15% per annum. Loans from us to the franchisees generally began accruing interest 45 days after the issuance to the franchisee. At December 31, 2019, we had recorded approximately $221,000 of notes receivable from franchisees and $225,000 of notes payable to ICI. We recognized approximately $48,000 and $110,000 of interest income for the loans to franchisees and interest expense for the loans from ICI, respectively, for the year ended December 31, 2019. We paid approximately $2.1 million of the outstanding principal amount in the year ended December 31, 2019. In 2019, the largest aggregate amount of principal outstanding between us and ICI was $2.5 million. At December 31, 2020, we had recorded approximately $94,000 of notes receivable from franchisees and $86,000 of notes payable to ICI. We recognized approximately $13,000 and $19,000 of interest income for the loans to franchisees and interest expense for the loans from ICI, respectively, for the year ended December 31, 2020. We paid approximately $0.1 million of the outstanding principal amount in the year ended December 31, 2020. In 2020, the largest aggregate amount of principal outstanding between us and ICI was $0.2 million. In June 2021, we paid off the loans from ICI. At December 31, 2021, we had recorded approximately $96,000 of notes receivable from franchisees and $0 of notes payable to ICI. We recognized approximately $11,000 and $5,000 of interest income for the loans to franchisees and interest expense for the loans from ICI, respectively, for the year ended December 31, 2021. At December 31, 2022 we recorded approximately 92,000 of notes receivable. We recognized approximately $11,000 of interest income for the year ended December 31, 2022.
Transactions with Ryan Junk
In August 2019, we entered into a secured promissory note with Ryan Junk, our Chief Operating Officer, and Lindsay Junk, his spouse, pursuant to which we loaned Mr. and Mrs. Junk an aggregate principal amount of $500,000 for payment of costs and expenses incurred in the operation of CycleBar studios at an interest rate of the LIBOR plus 6% per annum. As of December 31, 2020, we recorded interest income of approximately $41,000 on the promissory note and the outstanding balance under the promissory note was approximately $508,000, which includes unpaid interest.
In late 2019 and early 2020, certain entities owned by Mr. Junk entered into transfer and assignment agreements with CycleBar Franchising, LLC (“CycleBar”), our wholly owned subsidiary, and six existing CycleBar franchisees. Pursuant to these agreements, Mr. Junk assumed control of nine existing CycleBar studios and assumed the rights and responsibilities of the existing franchisees under their franchise agreements with CycleBar. Pursuant to these franchise agreements, we recorded net revenue of approximately $121,000, $327,000 and $507,000 in 2019, 2020 and 2021, respectively, subsequent to the dates that Mr. Junk assumed control of these studios.
Mr. Junk was not an executive officer at the time of these transactions and was subsequently appointed as our Chief Operating Officer in July 2020.
In June 2021, H&W Franchise Holdings repurchased an aggregate of 1,045 Incentive Units from Mr. Junk and Mrs. Junk for approximately $534,000 and Mr. Junk and Mrs. Junk used the proceeds to repay the promissory note in full.
In 2018, we entered into an offer letter with Mrs. Lindsay Junk, who is the spouse of Ryan Junk, an executive officer of the Company, pursuant to which Mrs. Junk was employed by us as the President of YogaSix. Mrs. Junk’s total compensation, including stock awards (as outlined below) and bonus, was approximately $699,000 and $502,000 in 2022 and 2021, respectively. We note that Mrs. Junk’s total compensation package is in line with our presidents of similar sized brands.
In 2018 we granted an award of Incentive Units to Mrs. Junk that provides for 608 performance-vesting Incentive Units and 608 service-vesting Incentive Units. As described in more detail above, these Incentive Units, like the other outstanding Incentive Units were reclassified into Reclassified Incentive Units (totaling 13,138 performance-vesting Incentive Units and 13,136 service-vesting Incentive Units) in connection with our IPO.

The service-vesting portion of this award vests 25% annually over four year on each anniversary of the award date and the performance-vesting portion of this award vests subject to the achievement of a per share price for our Class A common stock of $19.03 for 25 of 30 consecutive trading days following the end of the 180-day lock-up period, in each case subject to continued service through such vesting date. In March 2022, all the performance-vesting Incentive Units vested when the average trading price condition was met.
As noted above, in June 2021, H&W Franchise Holdings repurchased an aggregate of 1,045 Incentive Units from Mr. Junk and Mrs. Junk for approximately $534,000 and Mr. Junk and Mrs. Junk used the proceeds to repay the promissory note described above in full.
In connection with the consummation of our IPO in July 2021, we granted RSUs under our OIP to certain senior employees, including Mrs. Junk, to provide retention incentives to these individuals. In some cases, the RSUs were also granted in replacement of prior compensation arrangements relating to the performance of specified business units of the company that these senior employees were responsible for. These RSUs vest as follows: 50% of the RSUs vest on the twelve month anniversary of the date of grant, an additional 25% of the RSUs vest on the eighteen month anniversary of the date of grant and the remaining 25% of the RSUs vest on the twenty-four month anniversary of the date of grant, in each case subject to the holder’s continued employment through such vesting date. In addition, we granted RSUs under our OIP to Mrs. Junk in March 2022, which vest 33% annually over three years on each anniversary of the award date, subject to continued employment through such vesting date. Also, in March 2022, we granted performance-based RSUs under our OIP to Mrs. Junk, which vest 33% annually over three years if certain performance metrics are achieved.
Transactions with STG
Prior to the consummation of the Reorganization Transactions, we and St. Gregory Holdco, LLC (“STG”) were each wholly owned subsidiaries of H&W Intermediate. After the consummation of the Reorganization Transactions, H&W Intermediate no longer holds any interest in us, and all of the equity of STG was distributed to the Members of H&W Franchise Holdings, LLC, who was the parent of H&W Intermediate. STG is not owned by us or any of our subsidiaries.
Credit Facility
On September 29, 2017, H&W Intermediate entered into the Prior Credit Agreement with Monroe Capital Management Advisors, LLC as administrative agent and the lenders party thereto and the rights and obligations under the Prior Credit Agreement were immediately assigned to us and STG. The Prior Credit Agreement provided for a $55 million term loan (the “Prior Term Loan”) and a $3 million revolving credit line (the “Prior Revolving Credit Line”). Our and STG’s obligations under the Prior Credit Agreement were guaranteed by H&W Franchise Holdings, H&W Intermediate, STG, us and our subsidiaries, and were secured by substantially all of our assets and all of the assets of H&W Intermediate, H&W Franchise Holdings, STG and our subsidiaries, subject to certain exceptions. The Prior Credit Agreement was amended on July 31, 2018, to increase the Prior Term Loan to $71 million and the Revolving Credit Line to $5 million. We further amended the Prior Credit Agreement on October 25, 2018, to increase the Prior Term Loan to $135 million and the Prior Revolving Credit Line to $10 million and to extend the maturity to October 25, 2023. We amended the Prior Credit Agreement in December 2019 and in February 2020. As of March 1, 2020, all borrowings under the Prior Credit Agreement and all amendments thereto were fully repaid.
Indemnification
Our Amended and Restated Certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws provide that we will indemnify each of our directors, officers, employees and other agents to the fullest extent permitted under Delaware law. In addition, in connection with our IPO, we agreed to enter into an indemnification agreement with each of our directors and executive officers, which will require us to indemnify them.
Related Person Transactions Policy
We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with its terms, our Audit Committee will have overall responsibility for the implementation of, and for compliance with the Related Person Transaction Policy.

For purposes of the Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeded, exceeds or will exceed $120,000 and in which any related person (as defined in the Related Person Transaction Policy) had, has or will have a direct or indirect material interest. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship that has been reviewed and approved by our board of directors.
The Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entry into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our Audit Committee for consideration at its next meeting. Under the Related Person Transaction Policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.
The Related Person Transaction Policy also provides that our Audit Committee review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of our directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Deloitte & Touche LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Deloitte & Touche LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Deloitte & Touche LLP is expected to attend the 2023 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2024. Even if the appointment of Deloitte & Touche LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. Abstentions have the same effect as negative votes. Because brokers have discretionary authority to vote on the ratification of the appointment of Deloitte & Touche LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services:
Fee Category	2022	2021
Audit Fees	$2,004,708	$1,974,549
Audit-Related Fees	—	—
Tax Fees	1,029,870	864,453
All Other Fees	1,895	—
Total Fees	$3,036,473	$2,839,002
Audit Fees
Audit fees consist of professional services rendered for the annual audit of consolidated financial statements, audit of statutory financial statements of subsidiaries and review of quarterly consolidated financial statements for the years ended December 31, 2022 and 2021. Audit fees also include professional services rendered for review of our Registration Statement on Forms S-1 and related underwriter comfort letter procedures in connection with our IPO and secondary offering.
Tax Fees
Tax fees consist of professional services rendered for tax compliance services for the years ended December 31, 2022 and 2021 and various tax consultation services.
All Other Fees
All other fees consist of subscription fee to our independent registered public accounting firm's technical accounting literature site.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre- approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received general pre-approval under the Pre- Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Deloitte & Touche LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Xponential Fitness, Inc. (the “Company”) for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
Brenda Morris (Chair)
Chelsea A. Grayson
Jair Clarke
STOCKHOLDERS' PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 17877 Von Karman Ave, Suite 100, Irvine, CA 92614 in writing not later than December 1, 2023.
Stockholders intending to present a proposal at the 2024 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

ANNUAL REPORT ON FORM 10-K
A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, is enclosed herein, and will also be sent to any stockholder of record on March 16, 2023 without charge upon written request addressed to:
Xponential Fitness, Inc. Attention: Secretary
17877 Von Karman Ave, Suite 100, Irvine, CA 92614
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at investor.xponential.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY ALSO SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Anthony Geisler
Founder, Director and Chief Executive Officer
Irvine, California
March 31, 2023

XPONENTIAL FITNESS, INC
17877 VON KARMAN AVE, SUITE 100
IVINE, CA 92614

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 5/9/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XPOF2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 5/9/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

Nominees	For	Withhold
1a. Chelsea Grayson	☐	☐
1b. Jair Clarke	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000601279_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

XPONENTIAL FITNESS, INC
Annual Meeting of Stockholders
May 10, 2023 10:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Anthony Geisler and John Meloun, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of XPONENTIAL FITNESS, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PT on May 10, 2023, Virtually at www.virtualshareholdermeeting.com/XPOF2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000601279_2 R1.0.0.6